U.S. POLO ASSOCIATION, LTD
                             SHAREHOLDERS' AGREEMENT

         AGREEMENT, effective the day of October, 1998, by and among Iron Will Group Ltd., a British Virgin Island Corporation, with an address c/o Jordache Enterprises, Inc., 1411 Broadway, New York, NY ( "Iron Will" ), and American Resources and Development Company, a Utah corporation, with an address at 3855
S. 500 West, Suite R, Salt Lake City, UT 84115 ("Ardco1l) (each a Shareholder, and collectively, the "Shareholders1l) and U.S. Polo Association, Ltd., a British Virgin Island Corporation (the "Corporation"). WHEREAS, each Shareholder is the record and beneficial owner of fifty percent (50%) of the Corporation's issued and outstanding stock (each an "Ownership Interest1l)i and WHEREAS, the Shareholders consider it to be in their best interest to discourage each other from engaging in a Transfer Event, as hereinafter defined, and to ensure continuity of management.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows.

         1. Transfer of an Ownership Interest.

            (a) Limitation of Transfer.

             No Shareholder may, directly or indirectly, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, gift, place in trust, or otherwise voluntarily or involuntarily dispose of its Ownership Interest (collectively, a "Transfer Event1l) in the Corporation except in accordance with the terms of this Agreement, and as required by the terms of the loan being extended by Jordache Enterprises, Inc. to Ardco as of this date.

            (b)  Effect  of  Certain  Transfers.

             No actual or purported transfer or encumbrance of any Ownership Interest or interest therein, whether voluntary or involuntary, not in accordance with the provisions of this Agreement, shall be valid or effective to grant to the transferee of, or claimant with respect to, such interest any right (including, without limitation, any right to cause the registration of such interest in his name or on his behalf on the books of the Corporation, to receive any distributions or to vote), title or interest in or to such Ownership Interest (all such right, title and interest being hereinafter referred to as "Ownership Rights"). Any purported transferor of any Ownership Interest shall not be entitled to, and I specifically waives, its Ownership Rights from the date of such purported transfer or encumbrance until such transaction shall be rescinded.

            (c) Issuance of Shares.

             The Corporation shall not issue any Shares or any options, warrants or rights to purchase or acquire any Shares or other securities convertible or exchangeable for any Shares, without the prior written consent of all of the directors and Shareholders.


            (d) Corporate Transactions.

         The Corporation shall not redeem, purchase, reclassify, recapitalize or otherwise acquire for any consideration any Shares other than pursuant to
Section 2, without the written consent of all Shareholders.

         2. Shareholder Transactions. If either Shareholder (the "Selling Shareholder") shall wish to sell all, but not less than all, of the Ownership Interest in the Corporation owned by it then, in such event, the Selling
Shareholder may do so only after strictly complying with the following provisions: (a) The Selling Shareholder shall offer (the "Offer") to sell to the Corporation and to the other Shareholder (the "Non-selling Shareholder") all (but not less than all) of the Ownership Interest (i) at a purchase price (the "Purchase Price") determined pursuant to section (b) immediately below. The payment II terms shall be twenty (20%) percent in cash at Closing with the balance payable pursuant to the promissory note terms described in Section 3 hereof (collectively, the "Buyout Terms")

             (b) The value of the Corporation shall be determined pursuant to the following formula:

Ownership percentage in the
Corporation

                                             [(i) Book value  plus  (ii)5  times
                                             (three times net pre-tax income for
                                             the fiscal year  preceding the year
                                             of the Offer plus two times the net
                                             pre-tax   income   for  the  second
                                             fiscal year  preceding  the year of
                                             the  Offer  plus  the  net  pre-tax
                                             income  for the third  fiscal  year
                                             preceding  the  year of the  Offer,
                                             with the total divided by six), but
                                             the aggregate of (i) and (ii) shall
                                             not be less than  book  value].  If
                                             the   Corporation   shall   be   in
                                             existence  less than  three  fiscal
                                             years  prior  to the  year in which
                                             the  Offer  is  made,  the  formula
                                             shall be  adjusted to adapt to such
                                             fact.

Book value and net pre-tax income shall conclusively be those amounts reported on the Corporation's Financial Statements for the specific fiscal year involved.

             (c) The Corporation and the Non-selling Shareholder shall thereupon have the right and option for a period of 60 days after the receipt of the Offer (the "Aceeptance Period"), either (i) to accept the offer to purchase all (but not less than all) of the Ownership Interest on the Buyout Terms by delivering a written notice ("Notice of Acceptance") to the Selling Shareholder within the Acceptance Period or (ii) to reject the Offer. The Corporation shall have the first option to exercise the rights to purchase. If the Corporation elects to purchase less than all of the Subject Ownership Interest or declines to purchase any of the Subject Ownership Interest, the Non-selling Shareholder shall have the option to purchase the shares of the Selling Shareholder not acquired by the Corporation.

             (d) If effective acceptance shall have been given, closing shall take place, within 30 days after the delivery of the Notice of Acceptance, at the offices of Jordache Enterprises, Inc., 1411 Broadway, New York, New York, or such other place mutually agreed upon by the parties (the "Closing1l).

             (e) If effective acceptance shall not have been given by the Corporation and/or the Non-selling Shareholder by the delivery of a Notice of Acceptance within the Acceptance Period, as aforesaid, then the Selling Shareholder may sell the Ownership Interest at a price not less than the Purchase Price, and on terms not materially more favorable to the purchaser than the Buyout Terms, at any time within sixty (60) days (the "Option Period") after the expiration of the Acceptance Period.


             (f) If the Selling Shareholder shall fail to sell the Ownership Interest as contemplated above within the Option Period, then the Ownership Interest may not be sold and the provisions of this Agreement shall continue to apply as if no Offer had been given.

             (g) Any transferee of any Ownership Interest shall hold such Ownership Interest subject to the terms of this Agreement, and thereafter shall be referred to as one of the Shareholders as that term is used in this Agreement. Such transferee shall not have any rights, by virtue of his or her ownership of a Ownership Interest to be employed by the Corporation or to receive any compensation or benefits from the Corporation of any kind or nature whatsoever other than to share proportionately in distributions made by the Corporation, if any.


         3.  Promissory Note Terms.

             Any promissory note issued by a Shareholder or the Corporation pursuant to Section 2 hereof is hereinafter referred to as a "Promissory Note" and the person making such Promissory Note is hereinafter referred to as the "Maker". Each Promissory Note shall be payable in: (i) 120 equal monthly installments ( such installments being herein referred to as "Installments") of principal, plus (ii) interest in an amount sufficient to pay all interest at the prime rate as declared from time to time by Citibank, N .A. ( the "Prime Rate" ) in effect when the Installment is due. Each Installment shall be applied first to the payment of interest and then to the reduction of principal. Any unpaid interest will be added to the outstanding principal balance of the Promissory Note and interest shall accrue thereon at the rate provided for in the Promissory Note. Such Promissory Note shall provide for the acceleration of payments thereunder upon a default in the payment of principal or interest thereon, the voluntary or involuntary bankruptcy of the Maker or a default under any other material indebtedness of the Maker. Each Promissory Note may be prepaid by, and at the election of, the Maker at any time without premium or penalty, but with interest through the date of such prepayment. The Promissory Note shall be secured by the Ownership Interest, the acquisition of which generated production of the Promissory Note.

         4. Management.

         Each Shareholder agrees to vote his or her shares: (a) to cause the By-laws of the Corporation to provide for four (4) directors (b) to cause Ralph Nakash ("Ralph") and Joseph Nakash ("Joe") to be elected at all times as directors of the Corporation and to cause Robert Mintz ("Robert") and Will Papenfuss ("Will"), to be elected at all times as directors of the Corporation and (c) to cause Joe at all times to be elected as Chairman of the Board, Ralph to be elected at all times as secretary, Robert Mintz to be elected at all times as president, and Will Pappenfuss to be elected at all times as vice president of the Corporation.

         Within 120 days after the execution of this Agreement, each of Iron Will and Ardco shall file in writing with the Corporation the name and address of the person(s) that it has selected to be its designee(s) in the event of the death, resignation or removal as officer and/or director of Joe or Ralph as to Iron Will or Robert and Will as to Ardco. Each designating party shall have the right to change its designee at any time.

         5. Eguitable Relief.

             The parties hereto agree and acknowledge that a breach of the provisions of this Agreement could not be adequately compensated by money damages. Accordingly, each party hereto shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or any threatened breach to a specific performance of any such provision of this Agreement, and in either case, no bond or other security shall be required in connection therewith, and the parties hereto hereby consent to such injunction and the ordering of specific performance.

         6.  Term.

             This  Agreement  shall be  effective  for and have a term of twenty
(20) years from the date written at the head of this Agreement.


         7. Arbitration.

             (a) Forum. Any dispute arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be finally settled by arbitration conducted in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

             (b) Costs and Exl2enses. The successful party (as determined by the arbitral tribunal) shall be entitled to recover interest from the date of any breach and reimbursement of costs and expenses of the arbitration, including reasonable attorneys' fees incurred in connection therewith.

         8. Miscellaneous.

             (a) Notices: Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopies, or overnight air courier guaranteeing next day delivery to the intended recipient:


To Iron Will Group Ltd.            c/o Jordache Enterprises, Inc.
                                   1411 Broadway
                                   New York, NY 10018

With a copy to:                    Howard W. Muchnick, Esq.
                                   Muchnick, Golieb & Golieb, P.C.
                                   630 Fifth Avenue - Suite 1425
                                   New York, New York 10111



To                                 American Resources and Development Company:
                                   3855 S. 500 West, Suite R
                                   Salt Lake City, UT 84115



with a copy to:



         Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered five (5) business days after being deposited in the mail, postage prepaid, if mailed when answered back, if telexed when receipt acknowledged, if telecopied and the next business day after timely deliver to the courier, if sent by overnight air courier guaranteeing next day delivery.


             (b) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements. No change or modification of this Agreement shall be valid, binding or enforceable as against any Shareholder unless the same shall be in writing and signed by all of the directors and by shareholders owning at least two thirds (2/3) of the Corporation's issued and outstanding shares.

             (c) Waiver. No failure or delay on the part of any Shareholder in exercising any right, power or privilege hereunder, and no course of dealing between an Entity and the Shareholders or either of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies that the Shareholders or either of them would otherwise have. No notice to or demand on any Entity in any case shall entitle such Entity to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Shareholders or any of them to take any other of further action in any circumstances without notice or demand. (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.